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                                                                  EXHIBIT 99.1



                                                       DEVLIEG-BULLARD, INC.
                                                       1900 CASE PARKWAY SOUTH
                                                       TWINSBURG, OH  44087
                                                       (OTC BB:  DVLG)

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
AT THE COMPANY:   AT THE FINANCIAL RELATIONS BOARD:
Dick Sappenfield  Virginia St. John-Needham    John McNamara       Judith Sylk-Siegel
President         General Inquiries            Investor Inquiries  Media Inquiries
(216) 268-4200    (310) 442-0599               (212) 661-8030      (212) 661-8030
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

FOR IMMEDIATE RELEASE
JULY 15, 1999

                            DEVLIEG-BULLARD FILES FOR
                        CHAPTER 11 BANKRUPTCY PROTECTION

TWINSBURG, OHIO -- July 15, 1999 -- DeVlieg-Bullard Inc. (OTC BB: DVLG) has filed a voluntary petition in the U.S. Bankruptcy Court for the Northern District of Ohio to reorganize under Chapter 11 of the United States Bankruptcy Code. The Company plans to continue operating its business under Chapter 11 protection from creditors while seeking to work out a plan of reorganization.

         The Company has entered into an agreement with the CIT Group/Business Credit Inc. and BNY Factoring LLC to provide the Company with Debtor in Possession, or DIP, financing. The agreement is intended to refinance existing senior secured debt as well as to provide loans for working capital and general corporate purposes. The company expects to seek Bankruptcy Court approval of the financing as soon as possible.

         DeVlieg-Bullard's current liquidity problems and inability to obtain new financing under terms acceptable to the Company resulted in the filing for reorganization. As disclosed in its third quarter 10-Q, the Company is seeking buyers for certain non-core assets in order to reduce its outstanding debt.

         Additionally, the Company has named John Haggerty of Argus Management Corp. to the post of interim chief executive officer. Mr. Haggerty, 41, is a business consultant with extensive experience in corporate restructuring. Richard Sappenfield, the Company's former CEO, will continue as president.

         "While the decision to file for Chapter 11 protection was a difficult one, it represents the best alternative for the Company at this time," Mr. Sappenfield said. "Chapter 11 protection will provide us with time to reduce and restructure our debt while continuing to serve our customers in all areas of our operations.

         "We are most grateful for the support that our customers and suppliers have shown for us during this difficult period," Mr. Sappenfield said. "We are also especially thankful for the continued loyalty and support of our dedicated employees."

         DeVlieg-Bullard is a diversified industrial concern specializing in manufacturing, tooling, servicing, upgrading, automating, and remanufacturing precision-engineered machine tools. The Company also manufactures a variety of power tools for niche industrial and home hobbyist markets.





                                   -- more --


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Devlieg-Bullard Files for Chapter 11 Bankruptcy Protection
Page 2 of 2

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This press release contains forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the company's SEC filings, including its periodic reports filed under the Securities Exchange Act of 1934, as amended (copies of which are available upon request from the company).



 FOR MORE INFORMATION ON DEVLIEG-BULLARD, INC., VIA FAX AT NO CHARGE, PLEASE
     CALL 1-800-PRO-INFO AND ENTER COMPANY CODE 103 OR TICKER SYMBOL DVLG.



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